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                                                                  EXECUTION COPY

                                                                    Exhibit 10.6


                          CAPACITY COMMITMENT AGREEMENT

            THIS CAPACITY COMMITMENT AGREEMENT, dated as of November 24, 1999 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among GLOBAL CROSSING USA INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office in Beverly Hills, California (said company, and any permitted successor or assign hereunder, the "Grantor"), SOFTBANK CORP., a Japanese corporation ("Softbank"), and MICROSOFT CORPORATION, a Washington corporation ("Microsoft"; and together with Softbank, the "Purchasers").

                             W I T N E S S E T H:

            WHEREAS, Atlantic Crossing Ltd. has constructed a fiber optic cable system connecting the United States, the United Kingdom, the Netherlands and Germany known as the Atlantic Crossing System or "AC-1"; Pacific Crossing Ltd. is constructing a fiber optic cable system connecting the United States and Japan known as the Pacific Crossing System or "PC-1"; Mid-Atlantic Crossing Ltd. is constructing a fiber optic cable system connecting New York, Florida and St. Croix, known as the Mid-Atlantic Crossing System or "MAC"; Pan American Crossing Ltd. is constructing a fiber optic cable system connecting California, Mexico, Panama, Venezuela and St. Croix, known as the Pan American Crossing System or "PAC"; GC Pan European Crossing Holdings B.V. is constructing a fiber optic cable network connecting various principal cities in Europe, known as Pan-European Crossing or "PEC"; South American Crossing Ltd. is constructing a fiber optic cable system connecting various principal cities in South America, known as South American Crossing or "SAC"; and Global Access Ltd. is constructing a fiber optic cable system connecting various principal cities in Japan, known as Global Access or "GAL" (and together with any other Japanese intercity network controlled (directly or indirectly) by the Grantor and/or its subsidiaries, the "Japanese Intercity Networks");

            WHEREAS, the Grantor and/or its affiliates are in the process of developing a fiber optic cable system connecting Japan, Taiwan, Korea, The Peoples Republic of China (including Hong Kong), the Philippines, Singapore and Malaysia, known as East Asia Crossing or "EAC";

            WHEREAS, Atlantic Crossing Ltd., Pacific Crossing Ltd., Mid-Atlantic Crossing Ltd., Pan American Crossing Ltd., GC Pan European Crossing Holdings B.V. and South American Crossing Ltd. are referred to herein as the "System Companies" and AC-1, PC-1, MAC, PAC, PEC, SAC, EAC and the Japanese Intercity Networks are referred to herein as the "Systems";

            WHEREAS,  the  Grantor  is  affiliated  with  each  of the  System
Companies;

            WHEREAS, additional companies under common control with the Grantor may in the future construct other systems, though there is no obligation to do so, in which case such additional companies will be deemed to be "System Companies" under this Agreement and such additional systems will be deemed to be "Systems" under this Agreement; and
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            WHEREAS, the Purchasers desire to acquire rights with respect to capacity on one or more of the Systems on an indefeasible right of use basis ("IRU");

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

1.    DEFINITIONS.

      Unless otherwise defined herein, all terms which are commonly used in the telecommunications industry shall have the meanings commonly given such terms in such industry. In addition to terms defined in the preamble, the recitals and in the text of this Agreement, the following terms shall have the following meanings:

      "CPA" shall have the meaning assigned thereto in Section 2(g).

      "Dollars" or "$" means United States Dollars.

      "Final Payment Date" means the last day of the Purchase Period.

      "Minimum Capacity Unit" or "MCU" means, with respect to any System, the minimum amount of capacity that may be purchased by the Purchasers on such System. The Grantor shall designate the MCU on each System.

      "Purchase Period" means the period beginning on the Trigger Date and ending on the third anniversary of such date.

      "Shareholders Agreement" means the Subscription and Shareholders Agreement, dated as of September 8, 1999, among Global Crossing Ltd., Softbank, Microsoft, The Goldman Sachs Group, Inc. and Asia Global Crossing Holdings Ltd.

      "Subsidiary" means as to any Person, (i) any corporation of which more than 20% of the outstanding stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person have more than a 20% equity interest therein.

      "Trigger Date" means the date on which PC-1 is able to carry trans-pacific traffic.
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2.    PURCHASE AGREEMENT.

      (a) The Purchasers hereby unconditionally and irrevocably agree to purchase, pay for and activate (and/or cause one or more of their respective Subsidiaries) to purchase, pay for and activate) MCUs on PC-1 and/or the Japanese Intercity Networks during the Purchase Period in an aggregate amount equal to $200,000,000 (the "Commitment").

      (b) The Purchasers agree to utilize the Commitment as follows:

            (i) $20,000,000 of the Commitment shall be purchased and activated on PC-1 and the Japanese Intercity Networks no later than the Trigger Date;

            (ii) an additional $20,000,000 of the Commitment shall be purchased and activated on PC-1 and the Japanese Intercity Networks during the period from the Trigger Date to December 31, 2000; and

            (iii) the balance of the Commitment (representing $160,000,000) shall be purchased and activated during the Purchase Period in accordance with the terms hereof.

      (c) The payment terms for purchases of MCU in accordance with the terms hereof shall be as follows:

            (i) payment for purchases pursuant to clause (i) of Section 2(b) will be made in two installments, with the Purchasers and/or their respective Subsidiaries making a payment of $5,000,000 on the Trigger Date, and the Purchasers and/or their respective Subsidiaries making an additional payment of $15,000,000 not later than the date which is 360 days after the Trigger Date; and

            (ii) payment for purchases pursuant to clause (ii) of Section 2(b) will be made in two installments, with the Purchasers and/or their respective Subsidiaries making a payment of $5,000,000 on the date the Purchasers activate the applicable capacity, and the Purchasers and/or their respective Subsidiaries making an additional payment of $15,000,000 not later than the date which is 360 days after such activation date.

The additional payments referred to under clauses (i) and (ii) above which are not due when the related capacity is activated shall accrue interest at a rate per annum equal to the prime rate announced from time to time by The Chase Manhattan Bank, N.A., and such interest shall be payable by the Purchasers on the date such amounts are due. All payments made hereunder shall be irrevocable.

      (d) Purchases of capacity on PC-1 referred to above will represent capacity from Global Access Ltd.'s point of presence in Tokyo, Japan to Global Crossing's point of presence in or about San Francisco, California, Los Angeles, California or Seattle, Washington. Except as set forth in clause (i) of Section 2(b), the Purchasers shall be permitted to utilize the Commitment during the Purchase Period for purchases of MCUs on other operational Systems, subject to the terms and
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conditions of this Agreement, provided that the Purchasers shall use commercial reasonable efforts to use the Commitment on PC-1.

      (e) The commitment contained herein to purchase MCUs is in addition to, and separate from, any and all other commitments of the Purchasers and/or any of their respective Subsidiaries to purchase capacity on the Systems. For the avoidance of doubt, (i) a purchase of an MCU hereunder will not be deemed to reduce or fulfill any other contractual commitment or other obligation to purchase capacity on any System, other than purchases made by the Purchasers and/or their respective Subsidiaries pursuant to Section 8.2(a) of the Shareholders Agreement, (ii) a purchase of an MCU by the Purchasers or any of their respective Subsidiaries pursuant to any other contractual commitment or other obligation to purchase capacity on any System shall not be credited toward the Commitment unless such other commitment or obligation arises after the date hereof, has been entered into pursuant to Section 8.2(a) of the Shareholders Agreement and otherwise satisfies the obligations of the Purchaser hereunder and
(iii) the obligation to purchase MCUs hereunder shall not be subject to the provisions of Section 8.2 of the Shareholders Agreement.

      (f) The price for MCUs on any System purchased pursuant to Section 2(a) or 2(b) hereof at any time shall be at a per MCU price no higher than the per MCU price (determined by dividing the total commitments of the Customer referred to below by the total number of MCUs to be provided to such Customer under such commitments) at which capacity has been sold prior to such time, or is being sold at such time, by the Grantor or its affiliates, as applicable, on such System to a customer, other than to the Grantor's affiliates (a "Customer"), taking into account the net present value of the Commitment, on the one hand, and the net present value of the aggregate purchase commitments made by such Customer, on the other hand. In calculating the foregoing, the price for any capacity that is only to be delivered at a future date based on (directly or indirectly) upgradeability and/or capacity availability shall not be considered.

      (g) Each purchase of MCUs on any System pursuant to Section 2(a) or 2(b) of this Agreement shall be effected by the applicable Purchaser executing, delivering and complying with a capacity purchase agreement (a "CPA"), such CPA to contain substantially the same terms and conditions regarding capacity as set forth in the form capacity purchase agreement which is generally being executed by Global Crossing in the market at the time such MCUs are being acquired. Attached hereto as Exhibit A is the current form CPA which is currently generally being executed by Global Crossing in the market.

      (h) If, at any time during the Purchase Period, either Purchaser shall have determined that any portion of the MCUs which have been purchased, fully paid for and activated by such Purchaser pursuant to this Agreement have not been and could not reasonably be expected to be used by such Purchaser and/or its permitted assigns, such Purchaser shall exclusively use the Grantor (and/or one of its affiliates) as its marketing agent and, in such capacity, the Grantor shall use commercially reasonable efforts to market such unused capacity. In consideration of such marketing services, the Grantor (or one of its affiliates as designated by it) shall be entitled to receive a fee from the applicable Purchaser for each marketed MCU in an amount equal to 5% of the consideration received from the marketing of such MCU. Each such fee shall be payable in Dollars on the date the applicable MCU is sold. If the Grantor shall not have successfully sold any MCU to be marked
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under this paragraph within 3 months of the applicable Purchaser's written request (made in accordance with the terms hereof), such Purchaser shall be permitted to replace the Grantor as marketing agent for such MCU. The Grantor makes no warranty or guarantee that any MCU which is requested to be marketed will eventually be marketed, nor does the Grantor make any warranty or guarantee with respect to the price at which such MCU shall be marketed. Each Purchaser agrees that its sole and exclusive remedy in respect of any breach by the Grantor of its obligations under this paragraph (h) shall be to replace the Grantor as marketing agent.

      (i) Each Purchaser shall be severally liable for 50% of the Commitment. Any purchase of MCUs hereunder by an entity which is a Subsidiary of both Softbank and Microsoft shall be (i) applied to the Commitment in an amount equal to such purchase and (ii) allocated between Softbank and Microsoft based upon their respective ownership interests in such Subsidiary.

3.    REPRESENTATIONS

      (a) The Grantor hereby represents and warrants to the Purchasers that (i) the Grantor is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement by Grantor has been duly authorized by all necessary corporate action on the part of Grantor and this Agreement is a valid, binding and enforceable obligation of Grantor enforceable with its terms and (iii) the execution, delivery and performance of this Agreement by Grantor does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Grantor.

      (b) Each Purchaser hereby represents and warrants to the Grantor that (i) such Purchaser is a corporation duly organized and validly existing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance of this Agreement by such Purchaser has been duly authorized by all necessary corporate action on the part of such Purchaser and this Agreement is a valid, binding and enforceable obligation of such Purchaser enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by such Purchaser does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on such Purchaser.

4.    SETTLEMENT OF DISPUTES.

      (a) The parties hereto shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

      (b) Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators (the "Arbitration Tribunal"), the first of which shall be appointed by the claimant in its notice of arbitration, the second of which shall be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which shall be jointly appointed by the
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party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal shall issue a written opinion and will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be held in New York, New York, USA.

5. GOVERNING LAW.

   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

6. NO THIRD PARTY BENEFICIARIES; WAIVER OF IMMUNITY.

      This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of the Purchasers) with any remedy, claim, liability, reimbursement, cause of action, or any other right. The parties hereto acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself or with respect to any of its assets in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of its assets from pre- or post-judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

7. ASSIGNMENT .

      (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (b) The Grantor shall solely be responsible for complying with all of the terms binding on the "Grantor" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity except that the Grantor shall be permitted to (i) effect a collateral assignment of its rights hereunder to one or more lenders to the Grantor or its affiliates and (ii) assign, transfer or otherwise dispose of any or all of its rights hereunder and delegate any or all of its obligations hereunder to any present or future entity controlled by, under the same control as, or controlling, the Grantor. The Grantor shall give the Purchasers notice of any such assignment, transfer or other disposition or any such delegation.

      (c) The Purchasers shall solely be responsible for complying with all of the terms binding on the "Purchasers" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity; provided, that each Purchaser may assign its right to enter into a CPA with the Grantor to any present or future entity which is a Subsidiary of such Purchaser or to the other
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Purchaser and either Purchaser can assign the Commitment to the other Purchaser.
The Purchasers shall give the Grantor notice of any such assignment.

      (d) Any assignment, transfer or other disposition by any party hereto which is in violation of this Section shall be void and of no force and effect.

8.    NOTICES.

      Each notice, demand, certification or other communication given or made under this Agreement shall be in writing in English and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective party as shown below (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this Section):


                     If to Microsoft:     Microsoft Corporation
                                          One Microsoft Way
                                          Redmond, Washington  98052
                                          Attn: Chief Financial Officer
                                          Fax No. (425) 936-7329

                     If to Softbank:      Softbank Corp.
                                          24-1, Nishrubashi-Hakozakicho, Chuonko
                                          Tokyo, Japan  103-8501
                                          Attn:  Chief Executive Officer
                                          Fax No. (813) 5211-3082

                                          and

                                          Softbank Inc.
                                          10 Langley Road, Suite 403
                                          Newton, MA 02459
                                          Attn:  Ron Fisher
                                          Fax No. (617) 928-9301

                     If to the Grantor:   Global Crossing USA Inc.
                                          150 El Camino Drive
                                          Suite 204
                                          Beverly Hills, California 90210
                                          Attn: General Counsel
                                          Fax No.: 310-281-5820

      Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section. Any such notice, demand or other communication shall be deemed to have been received, if delivered by hand, at the time of
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delivery or, if posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, if sent by facsimile, at the date of transmission if confirmed receipt is followed by postal notice.

9.    SEVERABILITY .

      If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

10.   HEADINGS

      The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

11.   COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

12.   ENTIRE AGREEMENT

      This Agreement supersedes all prior or written understandings between the parties hereto and, together with the Shareholders Agreement, constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

13.   PUBLICITY AND CONFIDENTIALITY.

      The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section. Nothing herein shall prevent a party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) as required by law or upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a party's legal counsel or independent auditors, (v) to prospective lenders to the Grantor, (vi) to the extent necessary, to the operator, maintain or and administrator of any System and/or (vii) to any actual or proposed permitted assignee of all or part of its rights hereunder
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provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section. Notwithstanding the foregoing, in the event that either Purchaser intends to disclose any Confidential Information pursuant to clause (i) or (ii) of the preceding sentence, such Purchaser agrees to (a) provide the Grantor with prompt notice before such disclosure in order that the Grantor may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information and (b) cooperate with the Grantor in attempting to obtain such order or assurance.

14.   LIMITATION OF LIABILITY.

      In no event shall the Purchasers or the Grantor (or any of its affiliates) be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated therewith.
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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the jurisdictions set forth beneath their signatures, effective on the date first written above.



GLOBAL CROSSING USA INC.



By: /s/ SHERRI L. COOK
   --------------------------------
      Name: Sherri L. Cook
      Title: Vice President



MICROSOFT CORPORATION



By: /s/ GREGORY B. MAFFEI
   --------------------------------
      Name: Gregory B. Maffei
      Title: Senior VIce President; Chief Financial Officer



SOFTBANK CORP.



By: /s/ MASAYOSHI SON
   --------------------------------
      Name: Masayoshi Son
      Title: Chairman



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                                                                       Exhibit A


                       Form of Capacity Purchase Agreement

                                    [to come]